Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 11, 2022, with respect to the consolidated financial statements of Fosun Fashion Group (Cayman) Limited and subsidiaries included in the Registration Statement No. 333-266095 on Form F-4 of Lanvin Group Holdings Limited. We consent to the incorporation by reference of the aforementioned report in this Report on Form 20-F, and to the use of our name as it appears under the caption “Statement by Experts”.

/s/ GRANT THORNTON ZHITONG CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, China

December 20, 2022